UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2006

FARGO ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29029	41-1959505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6533 Flying Cloud Drive Eden Prairie, Minnesota		55344
(Address of Principal Executive Offices)		(Zip Code)

(952) 941-9470

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

The Merger Agreement

On May 22, 2006, Fargo Electronics, Inc., a Delaware corporation (the “Company”), Assa Abloy, Inc., an Oregon corporation (“Parent”), HID Global Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“HID”), and Dakota Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of HID (“Merger Subsidiary”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Subsidiary will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. The Company’s board of directors unanimously approved the adoption of the Merger Agreement and the Merger and has unanimously recommended that the Company’s stockholders approve and adopt the Merger Agreement and the Merger.

Upon consumation of the Merger, (i) the Company will become a wholly owned subsidiary of HID and (ii) each share of Company common stock that is outstanding at the effective time of the Merger will be converted into the right to receive $25.50 in cash (the “Merger Consideration”). Each outstanding share of restricted stock granted by the Company will become fully vested and convert into the right to receive the Merger Consideration and each outstanding option to purchase the Company’s common stock will become fully vested and convert into the right to receive a cash amount equal to the Merger Consideration less the exercise price for such option. The Merger Consideration received by the Company’s stockholders and option holders equates to a total equity value of $337 million on a fully diluted basis.

The Company has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business pending the Merger in the ordinary course in substantially the same manner as conducted prior to the execution of the Merger Agreement, (ii) not to engage in certain kinds of transactions during such period, (iii) to cause a stockholder meeting to be held to consider approval of the Merger Agreement and the Merger and (iv) subject to certain exceptions, for its board of directors to recommend approval and adoption by its stockholders of the Merger Agreement and the Merger. In addition, the Company made certain additional customary covenants, including among others, covenants not to (i) solicit proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, enter into discussions or negotiations concerning or provide confidential information in connection with alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval by the Company’s stockholders, (ii) expiration or early termination of the applicable Hart-Scott-Rodino waiting period, (iii) absence of any law or order prohibiting the closing and (iv) the absence of any material adverse effect with respect to the Company’s business.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement, under certain specified circumstances, the Company must pay a termination fee of $10,950,000 to HID. In certain other circumstances, the Merger Agreement provides for the Company to pay HID a portion of the termination fee and reimburse HID for certain transaction expenses upon termination of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated by reference herein. On May 23, 2006, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Amendment to Rights Agreement

See Item 3.03 below for a description of the amendment to the Company’s Rights Agreement.

Amendment to 2003 Stock Incentive Plan

On May 21, 2006, the Company’s Board of Directors amended its 2003 Stock Incentive Plan to give the Board or the committee administering the plan the authority to allow options and restricted stock awards to immediately vest upon a change of control or upon the termination of employment or service of a participant. The plan previously required options and restricted stock awards to be outstanding for a minimum of six months before vesting could be accelerated.

Following the amendment, the Board of Directors approved the acceleration of vesting of all outstanding stock options and restricted stock awards under the 2003 Stock Incentive Plan upon the completion of the Merger. As a result of this action, upon the completion of the Merger, the vesting of restricted stock awards in the amount of 2,100 shares of common stock held by each non-employee director will be accelerated, the vesting of options to purchase 13,750 shares of common stock for each of Mr. Bersoff, Mr. Murphy and Mr. Smith will be accelerated and the vesting of options to purchase 6,250 shares of common stock for each of Mr. Gibbs, Mr. Lillemoe and Ms. Pullen will be accelerated.

The foregoing description of the amendment to the 2003 Stock Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the 2003 Stock Incentive Plan, as amended, which is filed as Exhibit 10.1 hereto, and is incorporated by reference herein.

1998 Stock Option and Grant Plan

In connection with the completion of the Merger, the vesting of all outstanding options under the 1998 Stock Option and Grant Plan will be accelerated. As a result, the vesting of the following options will be accelerated for the Company’s executive officers and directors: Mr. Holland – 7,500 shares, Ms. Phillips – 3,750 shares, Mr. Platner – 3,750, Mr. Stephenson – 3,750 shares, Mr. Upin – 3,750 shares, Mr. Gibbs – 2,500 shares, Mr. Lillemoe – 2,500 shares and Ms. Pullen – 2,500 shares.

Suspension of Employee Stock Purchase Plan

On May 21, 2006, the Company’s Board of Directors approved the suspension of participation of the 2001 Employee Stock Purchase Plan, subject to the applicable notice procedures required in the plan. The Company will terminate the current offering period and return all payroll deductions credited to the accounts of plan participants. The Company’s Board of Directors intends to terminate the 2001 Employee Stock Purchase Plan upon the effectiveness of the Merger.

The 2001 Employee Stock Purchase Plan, as previously amended, is filed as Exhibit 10.2 hereto.

Employment Agreement - Gary R. Holland

After a number of months of negotiation, on May 18, 2006, the Company entered into a new employment agreement with Gary R. Holland, the Company’s Chairman of the Board, President and Chief Executive Officer, for a term of three years. The agreement may be renewed for additional terms of one year upon the mutual agreement of the parties. The new employment agreement was approved by the Compensation and Human Resources Committee of the Company’s Board of Directors, which is comprised solely of independent directors. In connection with Mr. Holland’s new employment agreement, Mr. Holland’s Amended and Restated Employment Agreement dated June 19, 2001 was mutually terminated.

The material terms of Mr. Holland’s employment agreement include:

(i)                                     a base salary of $343,500 for the year of 2006, subject to increase as determined by the Compensation Committee of the Board of Directors of the Company from time to time;

(ii)                                  eligibility to participate in the Company’s bonus plan as adopted by the Board of Directors from time to time;

(iii)                               eligibility to participate in the Company’s benefit programs in accordance with the terms of such plans or programs, which are available to the Company’s employees; and

(iv)                              life insurance from the Company’s life insurance program in the amount of $500,000 and with a car and club dues allowance in the amount of $20,000 annually.

Under the employment agreement, Mr. Holland will be entitled to certain benefits if the Company terminates his employment for any reason other than Mr. Holland’s death, permanent disability or cause, or Mr. Holland terminates his employment with the Company for “good reason.” “Good reason” means any of the following:

•                                          an adverse and material change in Mr. Holland’s duties or responsibilities as an executive (other than, if applicable, any such change directly attributable to the fact that the Company is no longer a public company);

•                                          reduction in Mr. Holland’s base salary or an adverse change in the form or timing of the payment of such salary;

•                                          failure to cover Mr. Holland under similar benefit plans at a substantially similar total cost to Mr. Holland;

•                                          relocation of Mr. Holland to more than 30 miles from Mr. Holland’s existing office;

•                                          failure to obtain a successor’s assent to the Company’s fulfillment of its obligations under the agreement; or

•                                          refusal to allow Mr. Holland to continue to attend to matters or engage in activities not directly related to the Company’s business which Mr. Holland was attending to or engaging in prior to the date of the agreement.

In such an event, Mr. Holland will be entitled to: (i) his base salary for two years after the date of termination, (ii) a pro rated percentage of any bonus due under the bonus plan currently in effect, (iii) vesting of all long term incentive stock grants, and (iv) a gross up payment equal to any excise or windfall taxes he may have to pay as a result of the termination payment.

In the event the agreement is not extended or Mr. Holland becomes permanently disabled or voluntarily retires, Mr. Holland will be entitled to: (i) a supplemental benefit over a period of three years equal to one third of the average of the previous three years’ base salary and bonus, (ii) the right to remain on the Company’s health insurance plan for three years at a cost of no more than other employees are paying for such health insurance, and (iii) vesting of all stock options and restricted stock.

Under the employment agreement, Mr. Holland will also be entitled to certain benefits if Mr. Holland terminates his employment with the Company for any reason or no reason or the Company terminates his employment for any reason other than Mr. Holland’s death or cause, and any of these terminations occurs within one year of the date of a change in control or prior to a change in control if Mr. Holland’s termination was either a condition of the change in control or was at the request or insistence of a person related to the change in control.

Upon a termination in connection with a change in control, Mr. Holland will be entitled to receive the following payments and benefits:

•                                          cash payment equal to (1) two and one-half times the sum of Mr. Holland’s base salary, plus (2) 50% of his maximum target cash bonus for the year during which the change in control occurs, plus (3) an amount equal to the value of two years of benefits (other than those described below), plus (4) any gross-up payment for any excise tax imposed on Mr. Holland upon this cash payment;

•                                          group health, dental and term life insurance benefits to Mr. Holland, his family members and dependents for a period of 30 months, at a substantially similar total cost to Mr. Holland; and

•                                          full vesting of any restricted stock or stock options held by Mr. Holland.

Pursuant to the terms of the employment agreement, Mr. Holland agreed not to disclose the Company’s confidential and proprietary information, both during his employment with the Company as well as to the fullest extent permitted by law after his employment is voluntarily or involuntarily terminated. Mr. Holland also agreed to a non-competition provision, which will restrict his activities after the termination of his employment with the Company for (i) a period of two years in the event Mr. Holland’s employment is terminated prior to a change in control, (ii) a period of one year in the event his employment is terminated upon a change in control and (iii) a period of three years in the event his employment is terminated because of his retirement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.3 hereto, and is incorporated by reference herein.

Officers Agreements

On May 18, 2006, Kathleen Phillips, Thomas Platner, Paul W.B. Stephenson and Jeffrey Upin, comprising all of the Company’s executive officers, other than Mr. Holland, executed an officers agreement pursuant to which the Company agrees to provide certain benefits to these executives if they are terminated in connection with a change in control of the Company. These officers agreements are effective on May 18, 2006 and will renew annually unless notice of a termination of the officers agreement is given to the executive officer 60 days or more prior to its renewal. In connection with the officers agreements, all prior officers agreements with the Company’s executive officers were terminated.

Under these agreements, these officers are entitled to certain benefits if they are terminated either within 12 months of the effective date of a change in control or before the effective date of the change in control if the termination was either a condition to the change in control or was at the request or insistence of a person related to the change in control. These executives will not be considered “terminated” for purposes of these agreements if they die or are terminated for cause. They will, however, be considered “terminated” if they voluntarily leave the Company’s employ for “good reason.” “Good reason” means any of the following:

•                                          an adverse and material change in their title, status, position, authority, duties or responsibilities as an executive (not including any such change directly attributable to the fact that the Company is no longer a public company);

•                                          reduction in base salary or bonus or an adverse change in the form or timing of the payment of such salary, subject to certain exceptions;

•                                          failure to cover the executive under substantially similar benefit plans at a substantially similar total cost to the executive;

•                                          relocation of the executive to a different metropolitan area (other than the Minneapolis or St. Paul metropolitan area) than the executive’s existing office;

•                                          failure to obtain a successor’s assent to the Company’s fulfillment of its obligations under the agreement; or

•                                          any purported termination by the Company or any successor company of the executive’s employment that is not properly effected.

Upon a termination in connection with a change in control, these executives will be entitled to receive a lump sum cash payment equal to the sum of 150% of their base salary and an amount equal to 150% of the maximum annual bonus based upon the current bonus plan. In addition, all options will fully vest and will be purchased by a successor in the same manner as other vested shares. For a period of 18 months, the Company will provide group health and dental insurance as well as other benefits to the officer and family members, at a substantially similar total cost to similarly situated employees who continue to be employed by the Company. To the extent any of the payments or benefits constitute an “excess parachute payment,” as defined by Section 280G(b) of the Internal Revenue Code, the payments or benefits will be reduced to the extent necessary to prevent any portion becoming subject to excise tax.

The foregoing description of the Officers Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Officers Agreement, which is filed as Exhibit 10.4 hereto, and is incorporated by reference herein.

Important Merger Information

In connection with the proposed Merger, the Company will file a proxy statement with the U.S. Securities and Exchange Commission, or SEC. Investors are advised to read the proxy statement when it becomes available because it will contain important information about the Merger and the Company. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC may also be obtained from the Company at www.fargo.com. Free copies of the Company’s filings may be obtained by directing a written request to Fargo Electronics, Inc., 6533 Flying Cloud Drive, Eden Prairie, Minnesota 55344, Attention: Paul Stephenson.

Participants in the Solicitation

The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s stockholders in favor of the Merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of the Company’s executive officers and directors in the Merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

Item 1.02                                             Termination of a Material Definitive Agreement.

In connection with Mr. Holland’s employment agreement described in Item 1.01 above, Mr. Holland’s Amended and Restated Employment Agreement dated June 19, 2001 was mutually terminated. In connection with the officers agreements described in Item 1.01 above, all prior officers agreements with the Company’s executive officers were terminated.

Item 3.03                                             Material Modification to Rights of Security Holders.

Amendment to Rights Agreement

On May 22, 2006, the Company amended its Rights Agreement dated as of February 9, 2000 between the Company and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank, N.A.) (i) to clarify that the rights agreement does not apply to, and the rights are not exercisable in connection with, the Merger Agreement (or any of the transactions contemplated thereunder) or the Merger and (ii) to provide that in addition to the expiration provisions set forth in the Rights Agreement, the rights will expire at the effective time of the proposed Merger. The rights do not have voting or distribution rights, and until they become exercisable, have no dilutive effect on the Company’s earnings.

The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment to the Rights Agreement, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated May 22, 2006, among Fargo Electronics, Inc., Assa Abloy, Inc., HID Global Corporation and Dakota Acquisition Sub, Inc.

4.1	Amendment dated as of May 22, 2006 to Rights Agreement dated as of February 9, 2000 between Fargo Electronics, Inc. and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank, N.A.)

10.1	2003 Stock Incentive Plan (as amended)

10.2	2001 Employee Stock Purchase Plan (as amended)

10.3	Employment Agreement, dated May 18, 2006, by and between Fargo Electronics, Inc. and Gary R. Holland

10.4	Form of Officers Agreement, dated May 18, 2006, by and between Fargo Electronics, Inc. and certain executive officers

99.1	Fargo Electronics, Inc. Press Release issued May 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARGO ELECTRONICS, INC.

Dated: May 23, 2006	By:	/s/ Gary R. Holland
Gary R. Holland
Chairman of the Board, President and
Chief Executive Officer

FARGO ELECTRONICS, INC.

FORM 8-K

Exhibit Index

Exhibit No.	Description	Method of Filing
2.1	Agreement and Plan of Merger, dated May 22, 2006, among Fargo Electronics, Inc., Assa Abloy, Inc., HID Global Corporation and Dakota Acquisition Sub, Inc.	Filed herewith

4.1	Amendment dated as of May 22, 2006 to Rights Agreement dated as of February 9, 2000 between Fargo Electronics, Inc. and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank, N.A.)	Filed herewith

10.1	2003 Stock Incentive Plan (as amended)	Filed herewith

10.2	2001 Employee Stock Purchase Plan (as amended)	Filed herewith

10.3	Employment Agreement, dated May 18, 2006, by and between Fargo Electronics, Inc. and Gary R. Holland	Filed herewith

10.4	Form of Officers Agreement, dated May 18, 2006, by and between Fargo Electronics, Inc. and certain executive officers	Filed herewith

99.1	Fargo Electronics, Inc. Press Release issued May 23, 2006.	Filed herewith